MASTER SALES AND EXCLUSIVITY AGREEMENT

This MASTER SALES AND EXCLUSIVITY AGREEMENT (this "Agreement") is entered into and is effective as of the 7th day of March, 2023 (the "Effective Date") by and between **Ampere EV, LLC,** with its principal address located at 602 North 34th Street, Tampa, Florida 33605 ("Seller") and **Humble Imports, Inc.,** a Florida corporation, **d/b/a ECD Auto Design** located at 4930 Industrial Lane, Kissimmee, Florida 34758 (the "Buyer"). Seller and the Buyer shall be collectively referred to herein as the "Parties."

Now, therefore, in consideration of the undertakings and obligations hereinafter set forth, it is mutually agreed as follows:

1. **Master Agreement.**

   This Agreement sets forth the terms and conditions upon which Buyer shall have the exclusive right as described further in Section 4, to purchase certain parts, components, and accessories attached hereto as Exhibit A (the "Products").

2. **Term & Termination.**

   This Agreement is effective for two (2) years following the Effective Date ("Initial Term") and shall automatically renew for one (1) successive year following the Initial Term ("Renewal Term") unless either Party provides notice to the other of intent not to renew this Agreement before thirty (30) days of expiration of the Initial Term or Renewal Term (the Initial Term and Renewal Term, hereinafter together, the "Term").

3. **Terms and Conditions of Sale.**

   a. **Purchase Price**. The purchase price for a Product shall be as set forth in Exhibit A, which may be updated by mutual agreement of the Parties at any time (the "Purchase Price"). All Purchase Price amounts are stated in U.S. dollars. In addition to the Purchase Price, Buyer shall pay all shipping costs.

   b. **Payment Terms.** With respect to each purchase of the Product the Buyer shall pay the Purchase Price upon shipment of the Product. The Purchase Price may be paid by cashier's check, business check, or wire transfer pursuant to payment instructions being provided to the Buyer in writing at the Buyer's request.

   c. **Returns and Refunds.** If Buyer claims that a product is defective, then Buyer shall notify Seller within a reasonable time and Seller shall determine the nature of the defect. Such determination shall be in Seller's sole discretion, and no product shall be deemed defective if was improperly installed and/or not used in accordance with Seller's specifications. If Seller finds that a product is defective, than it shall promptly accept a return of the defective product and issue a refund of any portion of the Purchase Price within a reasonable time of receipt of the return. Any returned shipment must be made freight prepaid unless Seller has expressly authorized Buyer in writing to ship such Product to Seller at Seller's expense.

4. **Seller Exclusivity.**

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Seller grants to Buyer the exclusive right in throughout the United States to purchase, market, and sell the products described in Exhibit A solely for the vehicle make and models listed on Exhibit A. Use of Seller's products for any other make and/model shall be considered a material breach of this Agreement.

Seller understands and acknowledges that a breach of the provisions of this Agreement would injure Buyer irreparably in a way which could not be adequately compensated for by an award of monetary damages. Seller therefore consents to the issuance to Buyer of a preliminary and/or permanent injunction, without the posting of a bond, to restrain any such breach or threatened breach of this Section 4. Additionally, in the event Seller breaches or threatens to breach any of the covenants, promises or obligations contained in this Section 4, Buyer shall be entitled to recover from Seller, without limitation, all costs and fees (including reasonable attorneys' fees) incurred by Buyer in connection with enforcing this Agreement. Nothing herein shall be construed, however, as prohibiting Buyer from pursuing any other available remedies for such breach or threatened breach.

5. **Warranty.**

Except for the limited manufacturer's warranty terms attached hereto as Exhibit B, Seller does not make any other warranties with respect to the Product or any other goods or services purchased pursuant hereto whether express or implied, statutory, written, or oral, and there is no implied warranty of merchantability or fitness for a particular purpose.

6. **Risk of Loss; Title.**

Risk of loss in and to the Product shall pass to the Buyer upon Seller's delivery of the Product to a carrier (which could include a carrier that temporarily stores the Product prior to ultimate shipment to the Buyer) (the "Carrier"). Any claims for loss or damage after risk of loss has passed to the Buyer shall be filed with the Carrier. Title and ownership in and to the Product shall pass to the Buyer upon the later of (i) Seller's delivery of the Product to a Carrier, or (ii) payment in full of all amounts due to Seller hereunder.

7. **Product Labeling.**

Buyer shall have the right to affix its own label to any Products purchased from Seller, on the condition that Buyer does not in any way alter, remove, obstruct, or deface any labeling affixed to the Product by Seller. Any label affixed to the Product by Seller shall at all times remain on the Product, and not replaced by Buyer. In such cases, and on terms mutually agreed upon by the Parties, Seller will affix a "custom label design" on the Products on behalf of Buyer, however, Buyer shall own and retain all right, title, and interest in and to the custom label design.

8. **Indemnification.**

Both Buyer and Seller hereby agrees to indemnify, release and hold the other Party, including its owners, officers, directors, employees, and agents harmless from and against any and all claims, liabilities, expenses, costs, and damages, including attorneys' fees, alleged against or incurred in connection with or arising out of

a. Either Party's failure to comply with the terms, covenants, representations, or warranties contained in this Agreement and any other document or writing executed or delivered by one Party to another; and

b. Either Party's failure to comply with any federal, state, or local laws or regulations applicable to it in the operation of its business or the performance of its obligations under this Agreement

c. Injuries or death of persons, including staff member own injury or death;

d. Use of materials supplied by Seller unless such claims are as a direct result of Seller's sole and gross negligence.

If a Party is unable to fulfill any obligation in whole or in part due to conditions which exist beyond the party's control or knowledge, including but not limited to hidden or unknown conditions, Acts of God, weather events, conflicts with the work of third parties, and for any issues not identified or included. In such cases, a party shall be released from its obligations, with the exception that the party shall not be relieved of the obligation to issue a refund for products not delivered and/or shall not be relieved of the obligation to make payment for products that have been successfully delivered to the applicable client. If either party intends to utilize the provisions of this section, then the party must use its best efforts to notify the other party immediately after learning of the disability.

9. **Limitation on Damages.**

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, THIRD PARTY CLAIMS, LOSS OF REVENUES, LOSS OF PROFITS OR LOSS OF SAVINGS EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), FUNDAMENTAL BREACH OR OTHERWISE. IN NO EVENT SHALL SELLER BE LIABLE TO THE OTHER PARTY FOR ANY CLAIMS, LIABILITIES, EXPENSES, COSTS, OR DAMAGES INCURRED OR SUFFERED BY A PARTY AS A RESULT OF OR IN CONNECTION WITH ANY MATTER LISTED IN SECTION 8 ABOVE. THIS SECTION 10 SHALL NOT APPLY TO ANY DAMAGES RESULTING FROM THE SELLER'S BREACH OF SECTION 4 OF THIS AGREEMENT.

10. **Intellectual Property.**

Buyer warrants to Seller that it will not register for itself any Seller owned trademarks, logos, or marketing materials, and Buyer will not modify, adapt, alter, translate, reverse engineer, decompile, disassemble, or create or authorize the creation of developments from Seller's products. Seller shall retain all right, title, and interest in and to, any know how, technical information, drawings, documentation, specifications or documents, ideas, concepts, methods, processes, techniques, and inventions developed or created by or on behalf of Seller and delivered to Buyer under this Agreement. Buyer shall keep all such information confidential and shall not disclose any such information to any third party unless and until the same is or becomes public knowledge other than as a result of Buyer's disclosure in violation of this Agreement. Furthermore, without Seller's express prior written consent, Buyer shall not use any such information for any purpose other than for the purpose of using the Product. Except as otherwise expressly provided in this

Agreement, nothing in this Agreement shall be construed as to transfer the ownership of any patent, copyright, trade secret, design right, or other intellectual property right in or relating to the Product to the Buyer. Buyer shall not use Seller's and its Affiliates' trademarks, trade dress, fictitious names, corporate names, or other identifying information except as applied by Seller to the Product or its associated documentation.

In addition, Buyer understands, agrees, and acknowledges that Seller shall also be entitled to and will own any suggestion, design or technical recommendation, correction or other feedback provided by Buyer to Seller, that may relate in in any way to Seller's products, regardless of whether the product is planned, contemplated and/or under development by Seller.

11. **Non-Solicitation and Non-Diversion.**

Buyer warrants and asserts that neither it nor any staff member will, directly or indirectly, divert, interfere with, attempt to take away either for themselves or any other individual and/or business entity, any past, current, or prospective client, employee independent contractor, vendor, and/or third-party business partner of Seller, or to encourage such individuals or entities to sever their relationship with Seller. This restriction applies to any such individual or business entity with whom Buyer and its staff members became acquainted with, or learned of during the term of this Agreement. This restriction shall apply regardless of whether the individual or business entity had an active relationship with Seller during the term of this Agreement.

12. **Governing Law; Jurisdiction.**

The validity, construction, and performance of this Agreement shall be governed by the laws of the state of Florida, United States, without regard for conflict of laws principles. Venue for all suits arising pursuant to this Agreement shall lie exclusively in the courts of Orange County, Florida, United States. By execution and/or adoption of this Agreement, each Party hereby submits to the in personam jurisdiction of all courts of Orange County, Florida, United States.

13. **Warranty of Authority.**

Both parties' undersigned representatives warrant and represent that: 1) he/she has the complete power and authority to enter into this Agreement on behalf their party; 2) this Agreement constitutes a valid and legally enforceable agreement; 3) the entry into this Agreement has been duly and validly authorized by all necessary corporate actions and approvals; and 4) entry into this Agreement is not prohibited by the terms of any document, and is not in violation of any court or administrative order.

14. **Miscellaneous.**

This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, oral or written, between the Parties with respect to the subject matter hereof. This Agreement may not be amended, modified, or supplemented in any respect, except by a written agreement executed by Seller and Buyer. Any waiver of a breach of this Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach by either Party. If any term, covenant, or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or

unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law. The headings or titles of the sections or subsections of this Agreement are for convenience only and are not a part of this Agreement and shall not be used as an aid in the construction of any provision hereof. This Agreement, to the extent signed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed Agreement, shall be treated in all manner and respects and for all purposes as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

15. **Attorneys' Fees.** In the event of any litigation, between the Parties arising out of or relating to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs incurred and reasonable attorneys' fees, including attorneys' fees in all investigations, arbitrations, trials, bankruptcies, and appeals.

16. **Counterparts.** This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Acceptance of Terms:

IN WITNESS WHEREOF, Seller and the Buyer have entered into this Agreement as of the Effective Date.

FOR BUYER HUMBLE IMPORTS, INC.,

d/b/a ECD AUTO DESIGN

______________________ 3/7/23

Date Signed

FOR SELLER AMPERE EV, LLC

______________________ 3/7/23

Matthew White, Member *Date Signed*

Blakely Fabiani, Member

3/7/23

Date Signed

EXHIBIT A
PRODUCTS

A. *Vehicle Make / Models Exclusive to Buyer*

1. Land Rover Series 1, 2 and 3
2. Land Rover Defender 90, 110 and 130
3. Land Rover Range Rover Classic
4. Jaguar XKE Series 1, 2 and 3

B. *Product List and Pricing*

Ampere 6 Battery Atom Drive System (84kWh)

Item	Description	Quantity	Price	U/M	
** BUILD STD 84kWh w/IM225D	Atom Drive System including all standard hardware, 6 battery modules, and IM225D	1	$89,999.00	EA	$89,999.00
* OPTIONAL (N/C) 8" GUI,	* OPTIONAL (N/C) 8" GUI	1	$0.00	EA	$0.00
* OPTIONAL Throttle Pedal	Throttle Pedal and Connector Kit	1	$0.00	EA	$0.00
* OPTIONAL CCS Box Kit	CCS Charging Assembly	1	$4,999.99	EA	$4,999.99
* OPTIONAL AC Kit	Complete High Voltage Air Conditioning System (Compressor Side)	1	$2,250.00	EA	$2,250.00
* OPTIONAL Vacuum Pump Kit	Vacuum Pump Kit	1	$1,250.00	EA	$1,250.00
* OPTIONAL BUILD Cabin Heat Kit	Complete cabin heat system	1	$1,500.00	EA	$1,500.00
Prepay/LG Deposit Discount			($9,998.99)		($9,998.99)
Shipping	Freight and Insurance		$950.00		$950.00
	Total				$90,950.00

Ampere 3 Battery Atom Drive System (42kWh)

Item	Description	Quantity	Price	U/M	
** BUILD STD 42kWh w/IM-225D	Atom Drive System including all standard hardware, 6 battery modules, and IM225D	1	$64,999.00	EA	$64,999.00
* OPTIONAL (N/C) 8" GUI,	* OPTIONAL (N/C) 8" GUI	1	$0.00	EA	$0.00
* OPTIONAL Throttle Pedal	Throttle Pedal and Connector Kit	1	$0.00	EA	$0.00
* OPTIONAL CCS Box Kit	CCS Charging Assembly	1	$4,999.99	EA	$4,999.99
* OPTIONAL AC Kit	Complete High Voltage Air Conditioning System (Compressor Side)	1	$2,250.00	EA	$2,250.00
* OPTIONAL Vacuum Pump Kit	Vacuum Pump Kit	1	$1,250.00	EA	$1,250.00
* OPTIONAL BUILD Cabin Heat Kit	Complete cabin heat system	1	$1,500.00	EA	$1,500.00
Prepay/LG Deposit Discount			($6,998.99)		($6,998.99)
Shipping	Freight and Insurance		$750.00		$750.00
	Total				$68,750.00

EXHIBIT B: WARRANTY

This warranty shall be Buyer's sole and exclusive remedy. All implied warranties, including for merchantability and fitness for a particular purpose are disclaimed by Seller and are excluded from this warranty. Under no circumstances shall Seller be liable for any incidental, economic, exemplary, special, punitive, or consequential damages arising directly or indirectly from Seller's products and services. Seller's liability to Buyer shall not exceed the amount paid to Seller for its products and services.